EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                        CONSOLIDATED FINANCIAL STATEMENTS

                         (Expressed in Canadian Dollars)

                  YEARS ENDED NOVEMBER 30, 1999, 1998, and 1997

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         (Expressed in Canadian Dollars)

                  YEARS ENDED NOVEMBER 30, 1999, 1998, and 1997


AUDITORS' REPORT AND COMMENTS BY AUDITORS
FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

CONSOLIDATED BALANCE SHEETS ...................................     Exhibit A

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE ......................     Exhibit B

CONSOLIDATED STATEMENTS OF CASH FLOWS .........................     Exhibit C

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY ...............     Exhibit D

CONSOLIDATED SCHEDULES OF ADMINISTRATION COSTS ................     Schedule I

CONSOLIDATED SCHEDULES OF DEFERRED LANDFILL PROJECT COSTS .....     Schedule II

CONSOLIDATED SCHEDULES OF DEFERRED POWER PROJECT COSTS ........     Schedule III

CONSOLIDATED SCHEDULES OF DEFERRED EXPLORATION
EXPENDITURES...................................................      Schedule IV

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                            JONES RICHARDS & COMPANY

                                       Jack W. Lozorett     Deborah E. Graystone

                                       Keon J. Kwan         Jindra Casperson




                                AUDITORS' REPORT

               To the Shareholders of Earthworks Industries Inc.
                      (a Company in the development stage)

We have audited the consolidated balance sheets of Earthworks Industries Inc. as at November 30, 1999 and November 30, 1998, the consolidated statements of operations and deficit accumulated during the development stage, the consolidated statements of cash flows, the consolidated statements of shareholders' equity, the consolidated schedules of administration costs, deferred landfill project costs, deferred power project costs and deferred exploration expenditures for the years ended November 30, 1999, November 30, 1998, and November 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 1999 and November 30, 1998, and the results of its operations and its cash flows for the years ended November 30, 1999, November 30, 1998, and November 30, 1997, in accordance with generally accepted accounting principles. As required by the Company Act of the Province of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.

                                        /s/ Jones Richards & Company
                                        -------------------------------
                                        CERTIFIED GENERAL ACCOUNTANTS

Vancouver, British Columbia.
March 23, 2000

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the consolidated financial statements are affected by significant uncertainties, related to continuing operations, such as those referred to in the attached consolidated balance sheets as to November 30, 1999 and November 30, 1998, and as described in Note 1 to the consolidated financial statements. Our report to the shareholders dated March 23, 2000 is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainties in the auditors' report when the uncertainties are adequately disclosed in the consolidated financial statements.

                                        /s/ Jones Richards & Company
                                        -------------------------------
                                        CERTIFIED GENERAL ACCOUNTANTS

Vancouver, British Columbia.
March 23, 2000



600-509 Richards Street, Vancouver B.C. V68 2Z6
Tel: 604.688.1910  Fax: 682.2368  Web: www.jonesrichards.com



                                    Exhibit A

                             EARTHWORKS INDUSTRIES INC.

                        (A Company in the Development Stage)

                             CONSOLIDATED BALANCE SHEETS

                           (Expressed in Canadian Dollars)

                                     ASSETS
Current Assets

      Cash .................................................   $     1,620    $       552
      Cash in trust ........................................         6,989          5,010
      Accounts receivable ..................................        12,408         13,572
      Due from related parties .............................          --              216
      Prepaid expenses .....................................         4,305            672
      Share subscription receivable (Note 12e) .............         6,000         87,630
                                                               -----------    -----------
                                                                    31,322        107,652

Capital Assets (Notes 2e and 4) ............................         4,491          5,912
Cortina Landfill Project (Notes 2b and 5) ..................     2,252,189      1,894,915

Other Assets:
      Incorporation costs ..................................           700            700
      Royalty and Marketing Agreement (Notes 2d and 6) .....        30,000         32,000
      Deposits .............................................         1,679          1,679
                                                               -----------    -----------
                                                               $ 2,320,381    $ 2,042,858
                                                               ===========    ===========

                                   LIABILITIES

Current Liabilities

      Accounts payable and accrued liabilities .............   $   215,769    $   288,290
      Due to related parties ...............................        24,553         21,000
                                                               -----------    -----------
                                                                   240,322        309,290

Convertible Loan Payable (Note 7) ..........................       604,243        499,482

Long-Term Account Payable (Note 8) .........................       378,508        298,756

Private Placement Advances (Note 12a) ......................       136,949           --
                                                               -----------    -----------
                                                                 1,360,022      1,107,528
                                                               -----------    -----------

                                SHAREHOLDERS' EQUITY

Share Capital (Note 9)
      Authorized: 20,000,000 common shares without par value
      Issued and outstanding:
           7,062,091 common shares - 1999 ..................     5,279,516           --
           6,246,640 common shares - 1998 ..................          --        4,986,546
Deficit Accumulated During the Development Stage ...........    (4,319,157)    (4,051,216)
                                                               -----------    -----------
                                                                   960,359        935,330
                                                               -----------    -----------
                                                               $ 2,320,381    $ 2,042,858
                                                               ===========    ===========



Approved on Behalf of the Board:

/s/ David Atkinson                          /s/ Deidre Lydon
   -------------------------------             --------------------------------
   Director                                     Director


The accompanying notes are an integralpart of these financial statements.





                                    Exhibit B

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                    ACCUMULATED DURING THE DEVELOPMENT STAGE

                         (Expressed in Canadian Dollars)




                                                               Inception to             Year Ended November 30,
                                                               November 30,   -----------------------------------------
                                                                   1999           1999           1998           1997
                                                               -----------    -----------    -----------    -----------
TOTAL ADMINISTRATION COSTS
  INCURRED DURING THE YEAR (Schedule I) ....................   $ 3,336,171    $   342,908    $   357,801    $   343,765

OTHER ITEMS:
     Royalty revenue, net of amortized Royalty and .........       (98,275)       (32,803)       (27,421)       (21,058)
       Marketing Agreement cost ($2,000)
     Consulting revenue ....................................       (46,000)          --             --             --
     Gain on debt settlement ...............................       (14,520)          --           (7,645)          --
     Interest and miscellaneous income .....................       (10,833)        (8,206)            (5)        (1,510)
     Gain on sale of capital assets ........................        (8,723)          --             --             --
     Bad debts (recovery) ..................................         6,846           --            8,161         (1,315)
     Write-off of investment in Bewilder Games .............         7,750           --             --             --
     Loss (Gain) on conversion of foreign currencies .......        55,310        (38,458)        51,097         35,430
     Write-off advances regarding Cortina Project ..........        60,000           --             --             --
     Loss on write-off of investments ......................        63,300           --             --             --
     Landfill project feasibility costs ....................       233,925           --           88,434         92,786
     Write-down and write-off of deferred CPC ..............       288,616           --                1        288,615
       Cascade Power Project costs

     Write-off of capitalized costs related to the .........       376,927           --             --             --
       abandoned mineral properties
                                                               -----------    -----------    -----------    -----------
LOSS BEFORE DISCONTINUED OPERATIONS ........................     4,250,494        263,441        470,423        736,713

Loss from discontinued operations (Note 3b) ................        12,269           --            6,315          5,954

Loss on disposal of CPC Cascade Power Corporation (Note 3b).         3,126           --            3,126           --

NET LOSS FOR THE YEAR ......................................   $ 4,265,889    $   263,441    $   479,864    $   742,667
                                                               ===========    ===========    ===========    ===========

Basic Loss per Share .......................................   $      --      $     (0.04)   $     (0.88)   $     (0.15)
                                                               ===========    ===========    ===========    ===========
Weighted Average Shares Outstanding ........................          --        6,841,823      5,693,752      4,796,206
                                                               ===========    ===========    ===========    ===========
Increase in Deficit ........................................   $(4,265,889)   $  (263,441)   $  (479,864)   $  (742,667)
Deficit at Beginning of Year ...............................          --       (4,051,216)    (3,571,352)    (2,828,685)
Share Issue Costs ..........................................       (53,268)        (4,500)          --             --
                                                               -----------    -----------    -----------    -----------
                                                               $(4,319,157)   $(4,319,157)   $(4,051,216)   $(3,571,352)
                                                               ===========    ===========    ===========    ===========


The accompanying notes are an integralpart of these financial statements.





                                    Exhibit C

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (Expressed in Canadian Dollars)

                                                         Inception to             Year Ended November 30,
                                                         November 30,   -----------------------------------------
                                                             1999           1999           1998           1997
                                                         -----------    -----------    -----------    -----------
 OPERATING ACTIVITIES:
     Net loss  for the year ..........................   $(4,265,889)   $  (263,441)   $  (479,864)   $  (742,667)
     Adjustments:
       Amortization ..................................        27,520          1,421          1,862          3,434
       Amortized royalty and marketing agreement cost         10,000          2,000          2,000          2,000
       Gain on sale of capital assets ................        (8,723)          --             --             --
       Write-off of investment in Bewilder Games .....         7,750           --             --             --
       Loss (gain) on conversion of foreign currencies        55,310        (38,458)        51,097         35,430
       Loss on write-off of investments ..............        63,300           --             --             --
       Write-down and write-off of deferred CPC ......       288,616           --                1        288,615
        Cascade Power Project costs

       Write-off of costs related to abandoned mineral       376,927           --             --             --
        properties

       Loss on disposal of CPC Cascade Power .........         3,098           --            3,098           --
        Corporation
       Interest on convertible loan payable ..........       299,531         81,781        113,710         56,116
                                                         -----------    -----------    -----------    -----------
                                                          (3,142,560)      (216,697)      (308,096)      (357,072)

Increase (Decrease) in non-cash working capital items      1,470,686        113,629        352,462         (4,034)
                                                         -----------    -----------    -----------    -----------
                                                          (1,671,874)      (103,068)        44,366       (361,106)
                                                         -----------    -----------    -----------    -----------
FINANCING ACTIVITIES:
     Issue of share capital for cash .................     3,738,171        185,250        164,251        162,800
     Proceeds on sale of mineral property for cash ...        20,000           --             --             --
     Proceeds on sale of capital assets ..............        30,000           --             --             --
     Disposal of CPC Cascade Power Corporation .......           (75)          --              (75)          --
     Private placement advances ......................       136,949        136,949           --          282,060
     Convertible loan payable ........................       304,712         22,980        (15,588)        15,588
     Long term account payable .......................       311,235         42,867        102,895           --

                                                           4,540,992        388,046        251,483        460,448
                                                         -----------    -----------    -----------    -----------
 INVESTING ACTIVITIES:
     Acquisition cost of mineral properties ..........      (133,000)          --             --             --
     Deferred exploration and development costs ......       (88,927)          --             --             --
     Investment in Bewilder Games Inc. ...............        (7,750)          --             --             --
     Acquisition cost of capital assets ..............       (56,311)          --             (336)        (2,138)
     Incorporation costs .............................          (700)          --             --             --
     Investment in ESM Management (Canada) Ltd. ......       (43,300)          --             --             --
     Investment in Cortina Project ...................       (34,210)          --             --             --
     Cortina Landfill Project deferred costs .........    (2,150,706)      (320,389)      (263,715)       (53,261)
     CPC Cascade Power Project deferred costs ........      (288,616)          --             --             --
     Deposits ........................................        (1,679)          --             --            9,460
                                                         -----------    -----------    -----------    -----------
                                                          (2,805,199)      (320,389)      (264,051)       (45,939)
                                                         -----------    -----------    -----------    -----------
Gain (Loss) on conversion of foreign currencies ......       (55,310)        38,458        (51,097)       (35,430)
                                                         -----------    -----------    -----------    -----------
 Increase (Decrease) in Cash .........................         8,609          3,047        (19,299)        17,973
 Cash at Beginning of Year ...........................          --            5,562         24,861          6,888
                                                         -----------    -----------    -----------    -----------
Cash at End of Year ..................................   $     8,609    $     8,609    $     5,562    $    24,861
                                                         ===========    ===========    ===========    ===========



The accompanying notes are an integral part of these financial statements.






                                    Exhibit D

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                         (Expressed in Canadian Dollars)




                                                                   Issued Share Capital                            Total
                                                                 ------------------------         Retained      Shareholders'
                                                                 Number of      Amount            Earnings         Equity
                                                                   Shares       $                (Deficit)      (Deficiency)
                                                                 -----------   -----------      -----------      -----------
Balance at November 30, 1996                                       4,706,289   $ 3,986,917      $(2,828,685)     $ 1,158,232
                                                                 -----------   -----------      -----------      -----------
Additions During the Year:
   - Exercise of stock options at $1.40 per share                     57,500        80,500                 -          80,500
   - Exercise of stock options at $0.78 per share                     35,000        27,300                 -          27,300
   - Exercise of share purchase warrants at $1.25 per share           44,000        55,000                 -          55,000
   - Increase in deficit                                                   -             -         (742,667)       (742,667)
                                                                 -----------   -----------      -----------      -----------
                                                                     136,500       162,800         (742,667)       (579,867)
                                                                 -----------   -----------      -----------      -----------
Balance at November 30, 1997                                       4,842,789     4,149,717       (3,571,352)         578,365
                                                                 -----------   -----------      -----------      -----------


Additions During the Year:


  - Private placement financing at $0.60 per unit
    (unit - one share and one warrant), net of
    share issue costs of $66,059                                   1,000,000       533,941                 -         533,941
  - Settlement of debt at $0.75 per share                            403,851       302,888                 -         302,888
  - Increase in deficit                                                   -             -         (479,864)       (479,864)
                                                                 -----------   -----------      -----------      -----------
                                                                   1,403,851       836,829         (479,864)         356,965
                                                                 -----------   -----------      -----------      -----------
Balance at November 30, 1998                                       6,246,640     4,986,546       (4,051,216)         935,330
                                                                 -----------   -----------      -----------      -----------

Additions During the Year:
-   Private placement financing at $0.30 per unit
    (unit - one share and one warrant),
    net of share issue costs of $3,750                               400,000       116,250                 -         116,250
  -   Finders fee at $0.30 per share                                  15,000         4,500                 -           4,500
  -   Settlement of debt at $0.40 per share                          321,500       128,600                 -         128,600
  -   Settlement of debt at $0.75 per share                           75,000        56,250                 -          56,250
  -   Private placement financing at $0.50 per share                 150,000        75,000                 -          75,000
  -   Cancel shares previously issued at $0.60 per share            (146,049)      (87,630)                -         (87,630)
  -   Share issue costs                                                   -             -             (4,500)         (4,500)
  -   Increase in deficit                                                 -             -           (263,441)       (263,441)
                                                                 -----------   -----------      -----------      -----------
                                                                     815,451       292,970          (267,941)         25,029
                                                                 -----------   -----------      -----------      -----------
Balance at November 30, 1999                                       7,062,091   $ 5,279,516      $ (4,319,157)    $   960,359
                                                                 ===========   ===========      ============     ===========

The accompanying notes are an integral part of these financial statements.




                                   Schedule I

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                 CONSOLIDATED SCHEDULES OF ADMINISTRATION COSTS

                         (Expressed in Canadian Dollars)





                                      Inception to       Year Ended November 30,
                                      November 30, ------------------------------------
                                          1999        1999        1998          1997
                                      ----------   ----------   ----------   ----------
    Amortization ..................   $   26,287   $    1,421   $    1,862   $    2,201
    Bad debts .....................      281,515         --           --           --
    Bank charges and interest .....      335,688       92,068       65,703       97,035
    Consulting ....................      831,991       55,010       85,554       71,000
    Insurance .....................       12,349        1,788        1,788        1,788
    Licenses, taxes and fees ......        9,224        1,208        1,179        1,117
    Management fees ...............      498,466       68,948       68,843       36,000
    Office and administration .....      159,651        8,938       10,299       10,208
    Printing and graphics .........       39,055        1,287        1,426        1,410
    Professional fees .............      557,349       48,212       40,253       42,792
    Promotion .....................       44,792          504          810        1,859
    Rent ..........................      194,808       34,619       46,780       33,828
    Stock exchange fees ...........       69,567        5,080        5,208        6,040
    Telephone .....................      116,216       13,513       14,930       26,766
    Transfer agent ................       65,351        6,569        4,801        6,351
    Travel ........................       93,862        3,743        8,365        5,370
                                      ----------   ----------   ----------   ----------
TOTAL ADMINISTRATION COSTS INCURRED
    DURING THE YEAR ...............   $3,336,171   $  342,908   $  357,801   $  343,765
                                      ==========   ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.




                                   Schedule II

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

            CONSOLIDATED SCHEDULES OF DEFERRED LANDFILL PROJECT COSTS

                         (Expressed in Canadian Dollars)





                                        Inception to           Year Ended November 30,
                                        November 30,    ---------------------------------------
                                           1999           1999          1998          1997
                                         ----------     ----------    ----------     ----------
Deferred Landfill Project Costs:
    Consulting ......................    $  745,795     $  164,625    $  232,139     $   94,658
    Drilling ........................       220,765           --            --             --
    Environmental study .............        39,071           --            --             --
    Geologist .......................       187,456           --            --             --
    Legal ...........................       252,967         46,742        39,913            854
    Mapping and surveys .............        14,191           --            --             --
    Marketing study .................       101,297           --            --             --
    Project engineering .............       720,920         96,928       100,365         87,445
    Public relations ................        76,148         41,628          --              197
    Seismic logistics ...............        21,731           --            --             --
    Travel ..........................        71,563          7,351        10,120          7,774
                                         ----------     ----------    ----------     ----------
Total costs incurred during the year      2,451,904        357,274       382,537        190,928

Balance of costs at beginning of year          --        1,860,705     1,566,602      1,468,460

Landfill project feasibility costs ..      (233,925)          --         (88,434)       (92,786)
                                         ----------     ----------    ----------     ----------
Balance of costs at end of year .....    $2,217,979     $2,217,979    $1,860,705     $1,566,602
                                         ==========     ==========    ==========     ==========

The accompanying notes are an integral part of these financial statements.




                                  Schedule III

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

             CONSOLIDATED SCHEDULES OF DEFERRED POWER PROJECT COSTS

                         (Expressed in Canadian Dollars)



                                        Inception to           Year Ended November 30,
                                        November 30,    ---------------------------------------
                                           1999           1999          1998          1997
                                         ----------     ----------    ----------     ----------
Deferred Power Project Costs:
    Consulting ......................   $ 202,500        $    --      $    --        $      --
    Staking costs ...................       2,437             --           --               --
    Travel ..........................       1,911             --           --               --
                                         ----------     ----------    ----------     ----------
Total costs incurred during the year      206,848             --           --               --
Expense recovery ....................      (3,232)            --           --               --
Cost of feasibility studies acquired       85,000             --           --               --
Balance of costs at beginning of year        --               --              1        288,616
Write-down of costs .................    (288,616)            --             (1)      (288,615)
                                         ----------     ----------    ----------     ----------
Balance of costs at end of year .....    $   --         $     --      $    --        $       1
                                         ==========     ==========    ==========     ==========



The accompanying notes are an integral part of these financial statements.





                                   Schedule IV

                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

           CONSOLIDATED SCHEDULES OF DEFERRED EXPLORATION EXPENDITURES

                         (Expressed in Canadian Dollars)




                                                                                             Year Ended
                                                  Inception to           Year Ended November 30,
                                                  November 30,    ---------------------------------------
                                                     1999            1999          1998           1997
                                                  ----------      ----------    ----------     ----------
Deferred Exploration Expenditures:
    Accommodation and meals ...................   $    393       $      --      $     --       $     --
    Assays ....................................      4,817              --            --             --
    Drafting ..................................        525              --            --             --
    Engineer and supervision ..................     11,810              --            --             --
    Equipment rental ..........................      2,910              --            --             --
    Geologist and staking costs ...............     11,419              --            --             --
    Gridlines and sampling ....................     13,500              --            --             --
    Labour ....................................      1,608              --            --             --
    Magnetometer survey .......................      3,800              --            --             --
    Recording fees ............................      3,986              --            --             --
    Supplies ..................................        521              --            --             --
    Travel ....................................        138              --            --             --
    Trenching .................................     33,500              --            --             --
                                                  ----------      ----------    ----------     ----------
Total costs incurred during the year ..........     88,927              --            --             --
Balance at beginning of year ..................       --                --            --             --
Write-off of costs related to abandoned mineral    (88,927)             --            --             --
      properties
                                                  ----------      ----------    ----------     ----------
Balance at end of year ........................   $   --         $      --      $     --        $    --
                                                  ==========     ===========    ==========     ==========

The accompanying notes are an integral part of these financial statements.


                           EARTHWORKS INDUSTRIES INC.

                      (A Company in the Development Stage)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 1999

                               (NOVEMBER 30, 1998)

 1. OPERATIONS, GOING CONCERN

    Earthworks Industries Inc. (the "Company") is in the process of investigating the environmental impact of a landfill project through its wholly-owned subsidiary, Cortina Integrated Waste Management, Inc. These consolidated financial statements have been prepared in accordance with generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. The continued operations of the Company and the recoverability of the amount shown for the landfill project is dependent upon the ability of the Company to successfully complete an environmental impact study, obtain necessary financing to complete the development of the landfill operation and commence future profitable operations. The Company had the following deficits and working capital deficiencies as at the following dates:



                                                             Working capital
              Date                     Deficit                (deficiency)
        -----------------           -----------               ------------
        November 30, 1999           $ 4,319,157               $ (209,000)
        November 30, 1998           $ 4,051,216               $ (201,638)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Basis of Presentation

       The consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in Canada, and except as disclosed in Note 13 below, are also in accordance in all material respects with those in the United States. For United States accounting and reporting purposes, the Company is considered to be in the development stage and the accompanying consolidated financial statements are those of an development stage enterprise.

b.     Deferred Costs

       The Company is in the environmental impact statement stage with respect to its investment in a landfill project and accordingly follows the practice of capitalizing all costs related to the project, until such time as the project is put into commercial use, sold or abandoned. If commercial use commences, the capitalized costs will be amortized over the projects estimated years of useful life. If the project is abandoned, the related capitalized costs will be written-off to deficit.

c.     Values

       The amounts shown for the Cortina Landfill Project represent costs to date and are not intended to reflect present or future values.

d.     Royalty and Marketing Agreement

       The Royalty and Marketing Agreement, described in Note 6 below, represents the right of the Company to receive royalties from a contaminated materials remediation process and is valued at the lower of cost or estimated recoverable amount. The related acquisition costs were being amortized on a straight-line basis over their remaining life to August 15, 2014.

e.     Capital Assets and Amortization

       Capital assets are carried at cost less accumulated amortization. Amortization is calculated using the declining balance method at the following annual rates:


          Computer equipment                           30%

          Equipment and office furniture               20%


f.       Translation of Foreign Currencies

         Foreign currencies have been translated into Canadian funds using the temporal method, as follows:

         i. Monetary items, at the rate of exchange prevailing as at the consolidated balance sheet date.

         ii.      Non-monetary items, at the historical rate of exchange.

         iii. Revenue and costs, at the period average within which the transaction occurred.

g.       Incentive Stock Option Plan

          The Company has not adopted a formal incentive stock option plan, but has granted stock options as described in Note 9 below. No compensation expense is recognized when shares are issued or stock options are granted. Any consideration paid by individuals on exercise of stock options or purchase of shares is credited to share capital.

h.        Financial Instruments

          The Company's consolidated financial instruments consist of cash, cash in trust, accounts receivable, share subscriptions receivable, amounts due from and to related parties and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency, or credit risks arising from these consolidated financial instruments. The fair values of these consolidated financial instruments approximate their carrying value, unless otherwise noted.

i.        Use of Estimates

          The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the consolidated financial statements. Actual results may differ from those estimates.

3.    CONSOLIDATION OF FINANCIAL STATEMENTS

a.       The consolidated  financial  statements include the accounts of Cortina
         Integrated   Waste   Management,   Inc.,  a   wholly-owned   subsidiary
         incorporated in the State of California on July 20, 1994.

b. Inaddition, the comparative consolidated financial statements dated to November 30, 1998 include the accounts of CPC Cascade Power Corporation ("CPC"), a former wholly-owned subsidiary incorporated in the Province of British Columbia on October 15, 1991, acquired by the Company effective October 17, 1994, for the period to April 16, 1998, the effective date of disposition.

          By an Agreement dated April 16, 1998, the Company disposed of it 100% interest in CPC for consideration of being released and discharged from any claims, other obligations or liabilities pursuant to the original Purchase Agreement dated September 27, 1994 (effective October 17, 1994). At April 16, 1998, the effective date of disposition, the net assets of CPC and the loss on disposition were as follows:


             Cash ................................   $   75
             Other current assets ................       28
             Other capital assets ................    3,023
                                                      3,126
             Proceeds on disposition .............     --
             Loss on disposal of CPC .............   $3,126
                                                     ======
The loss from discontinued operations consists of:

             Bank charges ........................   $   38
             Consulting fees .....................    4,500
             Professional fees ...................      196
             Telephone ...........................      121
             Travel ..............................    1,460

                                                     $6,315
                                                     ======


4.    CAPITAL ASSETS


                                                  Accumulate   1999 Net 1998 Net
                                                    Amorti-      Book     Book
                                            Cost    zation      Value    Value
                                          -------   -------   -------   --------
Computer equipment ...................... $16,187   $14,516   $ 1,671   $ 2,387
Equipment and office furniture ..........   8,060     5,240     2,820     3,525
                                          $24,247   $19,756   $ 4,491   $ 5,912

5.    CORTINA LANDFILL PROJECT

      By a Memorandum of Agreement dated June 13, 1993 (amended and extended November 30, 1993, March 4, 1994, and August 23, 1994), and a Solid Waste Management Development Agreement dated March 31, 1995 (amended October 31,
      1995), the Company completed a feasibility study for a landfill project, negotiated the Business Lease dated October 31, 1995 (described below) and is currently in the process of preparing an environmental impact statement for its landfill project located on the Cortina Indian Rancheria in Colusa County, California. Total consideration consists of:


         - Cash paid to date (US$25,000)..............  $    34,210    $  34,210
         - Deferred project costs incurred
             by the Company...........................    2,217,979    1,860,705

                                                        $ 2,252,189  $ 1,894,915
                                                        ===========  ===========

      By a Business Lease dated October 31, 1995 ("the lease"), with the Cortina Band of Wintun Indians of Sacramento, California, the Company acquired lands located within the Cortina Indian Rancheria in Colusa County, California, for the purpose of developing and operating a sanitary landfill and a materials recovery facility for an initial term of twenty-five (25) years (with a renewal term of an additional twenty-five
      (25) years), commencing on the date the lease is approved by the Secretary of State for the Interior ("the Secretary"), for consideration of:

         (i) US$10,000 payable within 21 days of the lease being approved by the Secretary.

         (ii) US$15,000 per month commencing the first month following the month in which commercial production commences, with monthly payments being indexed on an annual basis according to increases in the Cost of Living Index as published by the United States Government.


         (iii) Fees equal to 3% of gross revenue on the first 150,000 tonnes of waste received in a fiscal year, and 5% of gross revenue for waste in excess of 150,000 tonnes received in a fiscal year, to be calculated and paid monthly.

      As consideration for entering into the Memorandum of Agreement dated August 23, 1994, with the Cortina Indian Rancheria ("the Tribe") with regard to the Cortina Landfill Project, described above, the Company agrees to pay all the Tribe's reasonable attorney fees and costs incurred by Tribal officials and attorneys in carrying out their obligations under this Agreement.

      This Agreement and the project are subject to the approval of an environmental impact study by the Bureau of Indian Affairs and approval of the Business Lease by the Secretary of the Interior of the United States.

6.    ROYALTY AND MARKETING AGREEMENT

                                                  Accumulate   1999 Net 1998 Net
                                                    Amorti-      Book     Book
                                            Cost    zation      Value    Value
                                          -------   -------   -------   --------

      Capitalized acquisition costs      $ 40,000   $10,000   $30,000   $ 32,000

      By a Memorandum of Understanding  dated August 15, 1994 (amended March 13,
      1995), (effective August 1, 1994 through August 15, 2014), with Solucorp Industries Ltd. ("Solucorp") and E.S.M. Industries (Canada) Inc., the Company acquired the right to receive royalties from a contaminated materials remediation process totalling Can$1.00 or US$1.00, as the case may be, for each tonne of contaminated material treated in Canada or the United States using the remediation process. In addition, the Company received the non-exclusive right to market the process in Canada and the United States with any new Agreements arising from such marketing efforts resulting in an additional royalty of Can$1.00 or US$1.00 as is applicable (for a total royalty of Can$2.00 or US) for each tonne of material processed under the new Agreements.

      Total consideration for this Memorandum of Understanding consists of:

         - The parties agree to cancel all previous Agreements and the Company cancels its right to recover $63,000 paid as part of those Agreements.

         - 50,000 shares of the Company's capital stock issued at a deemed price of $0.80 per share to Solucorp on receipt of regulatory approval of the Agreement (issued).

         - 200,000 shares of the Company's capital stock is to be issued to Solucorp, in minimum blocks of 50,000 shares, on an earn-out basis of one (1) share for each Can$1.00 or equivalent of royalty received. To date, none of these shares have been issued.

      Twenty-five percent (25%) of royalty revenue may be applied to reduce the Convertible Loan Payable, as described in Note 7 below.

7.    CONVERTIBLE LOAN PAYABLE

                                            Can $                    US $
                                   ---------------------   ---------------------
                                      1999        1998        1999        1998
                                   ---------   ---------   ---------   ---------
       Loan advances.............. $ 304,712   $ 281,732   $ 238,025   $ 208,821
       Accrued interest...........   299,531     217,750     171,770     116,935
                                   ---------   ---------   ---------   ---------
                                   $ 604,243   $ 499,482   $ 409,795   $ 325,756
                                   =========   =========   =========   =========

      The Company entered into a Convertible Loan Agreement dated September 5, 1995 (amended October 20, 1995), for the provision of a maximum US$1,000,000 funding towards the Company's Cortina Landfill Project as described in Note 5 above. The convertible loan, secured by a General Security Agreement dated October 12, 1995, is due October 20, 2000, bears interest at the rate of 15% per annum, compounded semi-annually, with payment in US dollars limited to 25% of royalties received under the Memorandum of Understanding described in Note 6 above. (To date none of the royalties have been applied by the creditor to reduce the loan balance.) The obligation to pay interest was to be cancelled if the loan was converted as described below.

      All or a portion of the outstanding principal amount could have been converted into shares of the Company or an ownership interest in the Landfill Project on the following basis:

         a. For each amount which was advanced on or before September 20, 1996 (US$208,821), and which if converted within one (1) year of its payment date, into shares of the Company at a price of $2.02 per share, and for each year thereafter, measured from its payment date, the conversion price would have escalated $0.25 per share.

                  For each amount which was advanced after September 26, 1996 and if converted within one (1) year after its payment date, into shares of the Company at an amount equal to the closing price of the Company's shares on the Canadian Venture Exchange one (1) trading day immediately prior to the payment date. Each year thereafter, measured from the payment date, the conversion price would have escalated $0.25 per share.

         b.       Provided  not  less  than  US$400,000  was  loaned,   into  an
                  ownership interest in the Landfill Project on the basis of a 1% interest for each US$40,000 loaned.

                  Effective November 10, 1998, the Company issued a Notice of Default to the lender for failure to loan or advance funds to the Company on or before the due dates required by the Convertible Loan Agreement, thereby terminating the lender's right to advance further funds under the existing Agreement described above.

                  Due to the inability of management to reasonably estimate the amount and timing of future royalty revenues, as described in
                  Note 6 above, no estimate of a current portion has been made.

8.    LONG-TERM ACCOUNT PAYABLE

      The Company entered into a Memorandum of Understanding ("MOU") with Pacific Waste Services Inc.("P.W.S.") (formerly James A. Wyse, Inc.), of San Ramon, California, whereby P.W.S. has been granted an option to acquire a maximum 25% equity interest in the Company's subsidiary, Cortina Integrated Waste Management, Inc. ("Cortina"). The option is exercisable upon Cortina obtaining a permit to build and operate facilities on the landfill site for total consideration to be established at the time initial site construction is completed. Under the terms of the MOU, P.W.S. agrees to allocate 50% of its direct labour amounts billed to Cortina, in addition to cash advances made to the project on behalf of Cortina, to the purchase of this equity position. To November 30, 1999, $378,508 (US$256,703)(1998- $298,756 (US$194,845)) of amounts owing to P.W.S. are available for the purchase of equity in Cortina. As it cannot be established that the permit to build and operate a facility on the landfill site will be received within the next fiscal year, this portion of amounts owing to P.W.S. has been classified as a long-term liability.

9.    SHARE CAPITAL

      The authorized share capital of the Company is 20,000,000 shares without par value. The Company has issued shares of its capital stock as follows:


                                                                                       Number of           Amount
                     Fiscal Period                         Consideration                 Shares           $
----------------------------------------------     -----------------------------       -----------       ----------
       1984                                        Cash                                    493,850        $  88,940
       1984                                        Cash (escrow)                           750,000            7,500
                                                                                       -----------       ----------
       Balance Dec. 31, 1984 and Nov. 30, 1985                                           1,243,850           96,440
       1986                                        Cash                                    485,500          133,925
                                                                                       -----------       ----------
       Balance November 30, 1986                                                         1,729,350          230,365
       1987                                        Cash                                    226,500          103,455
       1987                                        Mineral Property                        200,000          140,000
                                                                                       -----------       ----------
       Balance November 30, 1987                                                         2,155,850          473,820
       1988                                        Cash                                    706,000          134,200
       1988                                        Mineral Property                        100,000           17,000
                                                                                       -----------       ----------
       Balance November 30, 1988                                                         2,961,850          625,020
       1989                                        Cash                                    621,000          101,650
                                                                                       -----------       ----------
       Balance November 30, 1989                                                         3,582,850          726,670
                                                                                       -----------       ----------
       1990                                        Share Consolidation 2.5:1             1,433,140                -
                                                                                       -----------       ----------
       Balance November 30, 1990                                                         1,433,140          726,670
       1991                                        Cash                                  1,458,767          229,600
       1991                                        Cash (escrow)                           309,375            7,734
       1991                                        Debt                                    237,334           48,915
       1991                                        Mineral Property                        100,000           18,000
       1991                                        Agency Fee                              100,000           18,000
                                                                                       -----------       ----------
       Balance November 30, 1991                                                         3,638,616        1,048,919
       1992                                        Cash                                  1,113,340          282,770
       1992                                        Subscriptions Receivable                829,280          233,873
       1992                                        Equipment Lease                         100,000           20,000
                                                                                       -----------       ----------
       Balance November 30, 1992                                                         5,681,236        1,585,562
                                                                                       -----------       ----------
       1993                                        Share Consolidation 5:1               1,136,247                -
       1993                                        Cash                                     96,500           85,015
                                                                                       -----------       ----------
       Balance November 30, 1993                                                         1,232,747        1,670,577
       1994                                        Cash                                  1,219,000          340,150
       1994                                        Debt                                    330,340          127,745
       1994                                        Finders Fee                             115,000           31,050
                                                                                       -----------       ----------
       Balance November 30, 1994                                                         2,897,087        2,169,522
       1995                                        Cash                                    717,400          674,865
       1995                                        Cash (escrow)                           253,125           12,656
       1995                                        Debt                                     97,327          107,060
       1995                                        Investment                               50,000           40,000
                                                                                       -----------       ----------
       Balance November 30, 1995                                                         4,014,939        3,004,103
       1996                                        Cash                                    527,000          653,720
       1996                                        Debt                                    152,000          311,376
       1996                                        Share Issue Costs                        12,350           17,718
                                                                                       -----------       ----------
       Balance November 30, 1996                                                         4,706,289        3,986,917
       1997                                        Cash                                    136,500          162,800
                                                                                       -----------       ----------
       Balance November 30, 1997                                                         4,842,789        4,149,717
       1998                                        Cash                                  1,000,000          533,941
        1998                                       Debt                                    403,851          302,888
                                                                                       -----------       ----------
       Balance November 30, 1998                                                         6,246,640        4,986,546
       1999                                        Cash                                    530,000          185,250
       1999                                        Debt                                    396,500          184,850
       1999                                        Finders Fee                              15,000            4,500
       1999                                        Subscriptions Cancelled                (126,049)         (81,630)
                                                                                       -----------       ----------
       Balance November 30, 1999                                                         7,062,091      $ 5,279,516
                                                                                       ===========       ==========


      Stock Options:

      The Company currently has no formal long-term incentive plans other than incentive stock options granted from time to time by the Board of Directors.

      A summary of the status of the Company's stock options as of November 30, 1999 and 1998, and changes during the years then ended is as follows:

                                                1999                   1998
                                         ------------------     ----------------
                                                   Weighted             Weighted
                                                    Average              Average
                                                   Exercise             Exercise
                                         Shares      Price      Shares    Price
                                         -------   --------     -------  -------
Options Outstanding, beginning of year   575,500   $   0.74     400,500   $ 0.74
 Granted .............................        --         --     175,000     0.72
Exercised ............................        --         --          --       --
Forfeited/cancelled ..................        --         --          --       --
                                         -------   --------     -------  -------
Options Outstanding, end of year .....   575,500   $   0.40     575,500  $  0.74
                                         =======   ========     =======  =======

      By a Directors resolution dated January 7, 1999, the exercise price of all outstanding stock options was reduced to $0.40 per share.

      The Company has outstanding stock options to acquire 575,500 shares of the Company's capital stock as follows:

              Number                Exercise Price          Expiry Date
              -------               --------------        ---------------
              131,500                   $0.40             August 10, 2000
              100,000                   $0.40             March 6, 2002
              169,000                   $0.40             August 7, 2002
              175,000                   $0.40             March 5, 2004
              -------
              575,500
              =======

      Warrants:

      The Company has outstanding 400,000 share purchase warrants exercisable to acquire 400,000 shares of the Company's capital stock at a price of $0.40 per share on or before January 11, 2000 (subsequently expired).

10.   REMUNERATION OF DIRECTORS AND SENIOR OFFICERS

      a. Directors fees totalling $9,000 (1998 - $15,750) were incurred with a Director for services rendered. At November 30, 1999, an amount totalling $8,250 remains as due to related parties.

      b. Consulting fees totalling $1,500 (1998 - $15,000) were incurred with a Director for services rendered. At November 30, 1999 an amount totalling $Nil (1998 - $10,500) remains as due to related parties.

11.   RELATED PARTY TRANSACTIONS

      a. Management fees totalling $68,948 (1998 - $ 68,843) and consulting fees totalling $12,000 (1998 - Nil) were paid to a corporation controlled by the President of the Company. At November 30, 1999, an amount totalling $4,264 (1998 - $216) remains as due to/from related parties for net advances made.

      b. Consulting fees totalling $9,000 (1998 -$5,250) were incurred with a corporation controlled by a Director of the Company. At November 30, 1999 an amount totalling $7,930 (1998 - $5,250) remains as due to related parties.

      c. The Agreement dated April 16, 1998 with regard to the sale of CPC Cascade Power Corporation, described in note 3b above, is with a Director of the Company.

12.   SUBSEQUENT EVENTS

      a. The Company issued 600,000 units at a price of $0.25 per unit to complete a private placement financing. Each unit consists of one (1) share and one (1) non-transferable share purchase warrant exercisable to acquire one (1) additional share at a price of $0.30 per share for one (1) year.

2. The Company issued 217,000 shares at a price of $0.40 per share for a total consideration of $86,800 for the exercise of stock options.

3. The Company issued 288,000 shares for the exercise of share purchase warrants as follows: 155,000 shares at a price of $0.40 per share for a total consideration of $62,000; and 133,000 shares at a price of $0.30 per share for a total consideration of $39,900.

4. By a Settlement and Release Agreement dated November 1, 1999, the Company received and cancelled, effective January 5, 2000, a total of 60,000 shares of the Company's capital stock in settlement of amounts receivable totalling $90,000, which had been previously reserved as a doubtful account. The amount recovered is to be recorded as a reductions of share capital and a bad debt recovery for the year ended November 30, 2000. The shares have been returned to treasury.

      e. Share subscriptions receivable totalling $6,000 were received subsequent to the year end.


13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      As disclosed in Note 2a, these consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which conform in all material respects with those of the United States, except as follows:

13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

      a.   Escrow Shares

           Three hundred and seventy-five thousand (375,000) contingently cancellable escrow shares are excluded from the weighted average number of shares for the calculation of earnings (loss) per share under U.S. G.A.A.P.:


                                              CAN. G.A.A.P.                U.S. G.A.A.P.
                                        ----------------------         ----------------------
                                          Weighted                      Weighted
                                          Average       Basic           Average        Basic
                                         Number of      Loss           Number of       Loss
                                          Shares         per             Shares         per
                                        Outstanding     Share         Outstanding      Share
                                        ---------      -------         ---------      -------
           November 30, 1999            6,841,823      $(0.04)         6,466,823      $(0.04)
           November 30, 1998            5,693,752      $(0.08)         5,318,752      $(0.09)
           November 30, 1997            4,796,206      $(0.15)         4,421,206      $(0.17)


      b.   Landfill Project Costs

         Under U.S. G.A.A.P., development expenditures are not capitalized and are recorded as an expense as incurred on the Company's consolidated financial statements of operations and deficit accumulated during the development stage.

         The application of U.S. G.A.A.P., as described above, would have the following approximate effect on net loss, loss per share.

                                                                          November 30,      November 30,     November 30,
                                                                              1999              1998              1997
                                                                           ----------         ----------       ---------
           Net loss as reported  on the  consolidated  statements  of operations and deficit  accumulated during the development
           stage.....................................................       $(263,441)        $(470,423)       $(736,713)
           Item increasing reported net loss:

                 Landfill development expenditures...................        (357,274)         (294,103)         (98,142)
                                                                             --------          --------         --------
           Approximate net loss - U.S. G.A.A.P.......................       $(620,715)        $(764,526)       $(834,855)
                                                                             ========          ========         ========
           Weighted average shares outstanding - U.S. G.A.A.P........       6,466,823         5,318,752        4,421,206
                                                                             ========          ========         ========
           Approximate net loss per share U.S. G.A.A.P...............        $  (0.10)         $  (0.14)        $  (0.19)
                                                                             ========          ========         ========


                                                                          November 30,      November 30,
                                                                               1999              1998
                                                                            ----------       -----------
           Total assets as reported in the balance sheet.............       $2,320,381       $ 2,042,858
           Items increasing (decreasing) reported total assets:

                 Cortina Landfill Projects Costs.....................       (2,252,189)       (1,894,915)
                                                                            ----------       -----------
           Approximate total assets - U.S. G.A.A.P...................        $  68,192         $ 147,943
                                                                            ==========        ==========





13.      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

                                                                         November 30,        November 30,
                                                                            1999                 1998
                                                                         -------------       -----------
           Shareholders' Equity as reported in the balance sheet         $    960,359        $  935,330
           Items increasing (decreasing) reported shareholders equity:

                 Cortina Landfill Projects Costs                           (2,252,189)       (1,894,915)
                                                                         ------------        ----------
           Approximate shareholders' equity (deficiency)
              - U.S. G.A.A.P.                                            $ (1,291,830)       $ (959,585)
                                                                         ============        ==========

14.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.